UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Web.com Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 5, 2018, David Brown, Chief Executive Officer of Web.com Group, Inc., sent an email to Web.com employees as follows:

DATE:	September 5, 2018
TO:	Web.com Employees
FROM:	David Brown
RE:	Transaction Update - Special Shareholders Meeting is Set

Team —

If you recall my baseball analogy from July, we’ve rounded third base and are sprinting towards home plate.

Just this week, after the expiration of the 10-day review period by the U.S. Securities and Exchange Commission (SEC), we have set the special stockholder meeting for October 10.  Subject to stockholder approval and other customary closing conditions, we expect to close the transaction in the fourth quarter of 2018, at which time Web.com will be become wholly owned by an affiliate of Siris. As a reminder, the Web.com board of directors unanimously recommends that stockholders vote in support of the proposed Siris transaction.

We have made steady progress since we first announced the transaction with Siris on June 21.

In late July, the U.S. Federal Trade Commission “fast-tracked” the deal’s regulatory approval process by approving the early termination of a mandatory waiting period.

In early August, we announced the conclusion of a “go-shop” period, during which we sought proposals from other potential acquirers. The go-shop was positive for stockholders, including employee stockholders: an amended agreement with Siris increased the purchase price from $25.00 to $28.00 per share.

I consider the amended agreement to be a strong reaffirmation of the value Siris places on our business, our people, and our future partnership.

To prepare for the transaction’s close, collaborative meetings and orientations with Siris continue. By meeting with the leaders of most of our departments and channels, Siris is getting to know our business, how we’re organized, and what makes us tick. If you walk by anyone from Siris as they visit one of our buildings, by all means, please introduce yourself. I know they are eager to meet you.

As a quick reminder because this transaction is ongoing, please continue to direct all news media to Brian Wright at 904-680-6633 or those from the financial community (investors, financial analysts) to Ira Berger at 904-680-6909.

As always, thank you for what you do for our customers and Web.com.

Best regards,

/s/David

David

Additional Information and Where to Find It.

In connection with the proposed transaction, Web.com Group, Inc. has filed documents with the SEC, including a definitive proxy statement relating to the proposed transaction. The definitive proxy statement has been mailed to Web.com stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENTS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Web.com’ website at www.web.com and Web.com’s investor relations website at https://ir.web.com/financial-information/sec-filings or by contacting Web.com’s Investor Relations Department at Ira.Berger@web.com.

Web.com, and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Web.com in connection with the proposed transaction. Information regarding the special interests of Web.com’ directors and executive officers in the proposed transaction is included in the proxy statement described above.

Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of Web.com. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Web.com’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Web.com, (iii) the failure of Siris to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (v) the effect of the announcement or pendency of the transaction on Web.com’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of Web.com and potential difficulties in Web.com employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from Web.com’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Web.com or Siris related to the merger agreement or the transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Web.com described in the “Risk Factors” section of Web.com’s Annual Report on Form 10-K for the year ended December 31, 2017, and in Web.com’s Quarterly Report on Form 10-Q for the quarter ended  June 30, 2018, filed with the SEC on February 23, 2018, and August 7, 2018, respectively, and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and https://ir.web.com/financial-information/sec-filings  Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Web.com assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Web.com does not give any assurance that it will achieve its expectations.